Stellar Biotechnologies Commences Trading on NASDAQ

Stellar's Management to Ring Today's NASDAQ Closing Bell

PORT HUENEME, CA -- (Marketwired - November 05, 2015) - Stellar Biotechnologies, Inc. ("Stellar" or "the Company") (NASDAQ: SBOT) (TSX VENTURE: KLH), the leader in sustainable manufacture of Keyhole Limpet Hemocyanin ("KLH"), is pleased to announce that the Company's common shares will begin trading on The NASDAQ Capital Market ("Nasdaq"), effective at market open today, under the symbol "SBOT." The Company's common shares will continue to trade on the TSX Venture Exchange under the symbol "KLH."

In honor of the occasion, Stellar's management team will ring the Nasdaq Closing Bell this afternoon. The event will be broadcast live today (November 5th) at 4:00 PM ET (1:00 PM PT) via Nasdaq's livestream portal at http://livestream.com/nasdaq/live. An archived version of the event will be made available on Stellar's website at http://www.stellarbiotechnologies.com/media/videos

"On behalf of our dedicated employees and partners, we are honored to celebrate Stellar's listing on Nasdaq by being featured in the stock exchange's closing ceremony," said Frank Oakes, President, Chief Executive Officer and Chairman of Stellar Biotechnologies, Inc. "I want to take this opportunity to thank our shareholders for their ongoing support of our company as we strive to be the leading provider of KLH in immunotherapy. We look forward to communicating our future progress to you as a Nasdaq-listed company."

Watch Stellar Ring the Nasdaq Closing Bell
Thursday, November 5, 2015 @ 4:00 PM ET (1:00 PM PT)
Link to Live Webcast: http://livestream.com/nasdaq/live
Archive available after November 5 at: http://www.stellarbiotechnologies.com/media/videos

About Stellar Biotechnologies, Inc.
Stellar Biotechnologies, Inc. (NASDAQ: SBOT) (TSX VENTURE: KLH) is the leader in sustainable manufacture of Keyhole Limpet Hemocyanin (KLH), an important immune-stimulating protein used in wide-ranging therapeutic and diagnostic markets. KLH is both an active pharmaceutical ingredient (API) in many new immunotherapies (targeting cancer, immune disorders, Alzheimer's and inflammatory diseases) as well as a finished product for measuring immune status. Stellar Biotechnologies is unique in its proprietary methods, facilities, and KLH technology. We are committed to meeting the growing demand for commercial-scale supplies of GMP grade KLH, ensuring environmentally sound KLH production, and developing KLH-based active immunotherapies.

Visit www.stellarbiotech.com and the KLH knowledge base www.klhsite.org.

Forward Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may," "will," "would," "could," "should," "might," "potential," or "continue" and variations or similar expressions. Readers should not unduly rely on these forward-looking statements, which are not a guarantee of future performance. There can be no assurance that forward-looking statements will prove to be accurate, as all such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results or future events to differ materially from the forward-looking statements. Such risks include, but may not be limited to: general economic and business conditions; technology changes; competition; changes in strategy or development plans; governmental regulations and the ability or failure to comply with governmental regulations; the timing of anticipated results; and other factors referenced in the Company's filings with securities regulators. For a discussion of further risks and uncertainties related to the Company's business, please refer to the Company's public company reports filed with the TSX Venture Exchange and the U.S. Securities and Exchange Commission. All forward-looking statements are made as of the date hereof and are subject to change. Except as required by law, the Company assumes no obligation to update such statements. This press release does not constitute an offer or solicitation of an offer for sale of any securities in any jurisdiction, including the United States. Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of the information contained in this press release.

Stellar Biotechnologies Company Contact:
Mark A. McPartland
Vice President of Corporate Development and Communications
Phone: +1 (805) 488-2800 ext. 103
markmcp@stellarbiotech.com
www.stellarbiotech.com

Investor Inquiries:
Joseph Green
The Ruth Group
Phone: +1 (646) 536-7013
jgreen@theruthgroup.com

Media Inquiries:
Joanna Zimmerman
The Ruth Group
Phone: +1 (646) 536-7006
jzimmerman@theruthgroup.com